Exhibit 20.5
Page 1 of 3
                    Navistar Financial 1997 - A Owner Trust
                        For the Month of November 1998
                    Distribution Date of December 15, 1998
                           Servicer Certificate #20

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $240,890,570.76
Beginning Pool Factor                                           0.4938886

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $10,284,144.56
     Interest Collected                                     $1,949,422.69

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $382,660.21
Total Additional Deposits                                     $382,660.21

Repos / Chargeoffs                                            $590,222.43
Aggregate Number of Notes Charged Off                                 105

Total Available Funds                                      $12,616,227.46

Ending Pool Balance                                       $230,016,203.77
Ending Pool Factor                                              0.4715933

Servicing Fee                                                 $200,742.14

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $12,902,462.36
     Target Percentage                                               5.25%
     Target Balance                                        $12,075,850.70
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                     ($826,611.66)
     Ending Balance                                        $12,075,850.70

Current Weighted Average APR:                                      10.066%
Current Weighted Average Remaining Term (months):                   32.94

Delinquencies                                             Dollars       Notes
    Installments:               1 - 30 days           $2,313,883.45     1,593
                                31 - 60 days            $622,489.83       419
                                60+  days               $233,098.33       125

     Total:                                           $3,169,471.61     1,624

     Balances:                  60+  days             $2,938,228.13       125

Memo Item - Reserve Account
     Prior Month                                     $12,646,754.96
+    Invest. Income                                      $56,718.34
+    Excess Serv.                                       $198,989.06
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $12,902,462.36

Exhibit 20.5
Page 2 of 3
Navistar Financial 1997 - A Owner Trust
For the Month of November 1998

                                                                              NOTES
                                     (Money Market)
                                         TOTAL             CLASS A - 1       CLASS A - 2        CLASS A - 3      CLASS B NOTES
                                     $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                     0.00%            100.00%              0.00%             0.00%
     Coupon                                                      5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance               $240,890,570.76
Ending Pool Balance                  $230,016,203.77

Collected Principal                   $10,284,144.56
Collected Interest                     $1,949,422.69
Charge - Offs                            $590,222.43
Liquidation Proceeds / Recoveries        $382,660.21
Servicing                                $200,742.14
Cash Transfer from Reserve Account             $0.00
Total Collections Available
  for Debt Service                    $12,415,485.32

Beginning Balance                    $240,890,570.76              $0.00     $47,390,570.76    $176,000,000.00    $17,500,000.00

Interest Due                           $1,342,129.27              $0.00        $250,775.10        $990,000.00       $101,354.17
Interest Paid                          $1,342,129.27              $0.00        $250,775.10        $990,000.00       $101,354.17
Principal Due                         $10,874,366.99              $0.00     $10,874,366.99              $0.00             $0.00
Principal Paid                        $10,874,366.99              $0.00     $10,874,366.99              $0.00             $0.00

Ending Balance                       $230,016,203.77              $0.00     $36,516,203.77    $176,000,000.00    $17,500,000.00
Note / Certificate Pool Factor                                   0.0000             0.1649             1.0000            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                   $12,216,496.26              $0.00     $11,125,142.09        $990,000.00       $101,354.17

Interest Shortfall                             $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                            $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                           $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                         $198,989.06
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance        $12,902,462.36
(Release) / Draw                        ($826,611.66)
Ending Reserve Acct Balance           $12,075,850.70

Exhibit 20.5
Page 3 of 3
Navistar Financial 1997 - A Owner Trust
For the Month of November 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                    5                    4                  3                   2                   1
                                 Jul-98               Aug-98              Sep-98              Oct-98             Nov-98
Beginning Pool Balance       $292,787,563.78     $278,655,438.98     $266,877,870.48     $254,755,489.66     $240,890,570.76

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $443,388.53         $991,940.48         $591,540.28         $460,785.95         $590,222.43
    Recoveries                   $747,914.14         $726,522.20         $905,389.47       $1,240,533.25         $382,660.21

Total Charged Off (Months 5, 4, 3)                 $2,026,869.29
Total Recoveries (Months 3, 2, 1)                  $2,528,582.93
Net Loss / (Recoveries) for 3 Mos                   ($501,713.64)(a)

Total Balance (Months 5, 4, 3)                   $838,320,873.24 (b)

Loss Ratio Annualized  [(a/b) * (12)]                    -0.7182%

Trigger:  Is Ratio > 1.5%                                     No

                                                                          Sep-98              Oct-98             Nov-98
B)   Delinquency Trigger:                                              $4,021,875.48       $2,275,065.26       $2,938,228.13
     Balance delinquency 60+ days                                           1.50701%            0.89304%            1.21974%
     As % of Beginning Pool Balance                                         1.30340%            1.24197%            1.20659%
     Three Month Average

Trigger:  Is Average > 2.0%                                   No

C)   Noteholders Percent Trigger:                         2.4759%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                   No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer